UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. ____)

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On Track Innovations Ltd.

(Name of Registrant as Specified In Its Charter)

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ON TRACK INNOVATIONS LTD.

NOTICE OF THE 2019 ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 14, 2019

You are hereby notified that the 2019 Annual General Meeting of Shareholders of On Track Innovations Ltd. (the “Company”), will be held on Tuesday, May 14, 2019, at 5:00 P.M., Israel time, at our offices, Z.H.R. Industrial Zone, Rosh Pina, Israel, 1200000 (the “Meeting”), for the following purposes:

1.	To consider and approve by a non-binding advisory vote, the compensation of our named executive officers as described in the accompanying proxy statement;

2.	To elect Donna Seidenberg Marks (the “Director Nominee”) to serve as a director of the Company starting on the date of the Meeting until our next General Meeting following three years from her election;

3.	To approve a grant of options to the Director Nominee as described in the accompanying proxy statement;

4.	To appoint Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited (“PwC”) , as the Company’s independent registered public accounting firm to serve until the 2020 annual general meeting of shareholders, and to authorize the Company’s Board of Directors (the “Board”), upon the recommendation of our Audit Committee, to determine the remuneration of PwC in accordance with the volume and nature of their services; and

5.	To present the financial statements of the Company for the fiscal year ended December 31, 2018.

The Board recommends that you vote in favor of items 1, 2, 3 and 4 above.

Record Date and Right to Vote

The Board has fixed the close of business on April 5, 2019, as the record date for the Meeting (“Record Date”). Subject to the provisions of Israeli law and the Company’s Amended and Restated Articles of Association (the “Articles of Association”), only shareholders on the Record Date are entitled to notice of and to vote at the Meeting and at any adjournment or postponement thereof.

All shareholders that are entitled to notice and to vote at the Meeting are cordially invited to attend the Meeting. If your shares are registered in your name, please bring the admission ticket attached to your proxy card. If your shares are registered in the name of a broker, trust, bank or other nominee, you will need to bring a proxy or a letter from that broker, trust, bank or other nominee or your most recent brokerage account statement, that confirms that you are the beneficial owner of those shares as of the Record Date (“Proof of Ownership”). If you do not have either an admission ticket or Proof of Ownership, you will not be admitted to the Meeting.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting to be held on May 14, 2019:

The proxy statement, proxy card and Annual Report to shareholders for the year ended December 31, 2018 are also available at http://www.otiglobal.com/agm and on our proxy agent’s website at www.proxyvote.com.

Shareholders may also obtain additional paper or e-mail copies of these materials at no cost by writing to

On Track Innovations Ltd., Z.H.R. Industrial Zone, Rosh Pina, Israel, 1200000, attention: Secretary.

Your vote is important regardless of the number of shares you own.  You may vote by telephone or over the Internet on our proxy agent’s website at www.proxyvote.com until the Cut-Off Date (as defined below) by following the instructions included on the enclosed proxy card. If you are not voting by phone or Internet, the Company requests that you complete, sign, date and return the enclosed proxy card without delay and no later than the Cut-Off Date described below in the enclosed postage-paid return envelope, even if you now plan to attend the Meeting.  You may revoke your proxy at any time prior to its exercise by delivering written notice or another duly executed proxy bearing a later date to the Secretary of the Company, or by attending the Meeting and voting in person. We will not be able to count a proxy card unless we receive it at our principal executive offices at Z.H.R. Industrial Zone, P.O. Box 32, Rosh Pina, Israel, 1200000, or at the office of our proxy agent, Broadridge Financial Solutions Inc. at Vote Processing, c/o Broadridge, 51 Mercedes Way Edgewood, NY 11717, in the enclosed envelope, by Saturday, May 11, 2019 at 5:00 P.M. Israel time, which is May 11, 2019 at 10:00 A.M. Eastern Time (the “Cut-Off Date”).

IMPORTANT:  If your shares are held in the name of a brokerage firm, bank, nominee or other institution, you should provide instructions to your broker, bank, nominee or other institution on how to vote your shares, otherwise your broker, nominee or other institution may have the right to vote on the matters contained in the proxy pursuant to its sole discretion.  Please contact the person responsible for your account and give instructions for a proxy to be completed for your shares.

By order of the Board,

/s/ Ye’ela Haggai-Levy
Adv. Ye’ela Haggai-Levy
General Counsel and Secretary

April 8, 2019

IMPORTANT: In order to secure a quorum and to avoid the expense of additional proxy solicitation, please sign, date and return your proxy promptly and no later than the Cut-Off Date, in the enclosed envelope even if you plan to attend the meeting personally. Your cooperation is greatly appreciated.

ON TRACK INNOVATIONS LTD.

Z.H.R. Industrial Zone

Rosh Pina, Israel, 1200000

PROXY STATEMENT

INTRODUCTION

This proxy statement and the accompanying proxy card are being sent by On Track Innovations Ltd. (the “Company”) to the holders of record of the Company’s outstanding ordinary shares on April 5, 2019 (the “Record Date”). The Record Date has been fixed by the Company’s Board of Directors as described hereunder. The accompanying proxy is being solicited by the Board of Directors of the Company (the “Board”), for use at our 2019 Annual General Meeting (the “Meeting”), to be held on Tuesday, May 14, 2019, at 5:00 P.M. Israel time, at our offices, Z.H.R. Industrial Zone, Rosh Pina, Israel, 1200000 and at any adjournment or postponement thereof. The cost of solicitation of proxies will be borne by the Company. Directors, officers and employees of the Company may also assist in the solicitation of proxies by mail, telephone, telefax, in person or otherwise, without additional compensation.  Brokers, custodians and fiduciaries will be requested to forward proxy soliciting materials to the owners of the Ordinary Shares held in their names and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of such proxy materials.

The Board has fixed April 5, 2019 as the Record Date for the Meeting. Only shareholders of record on the Record Date are entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. On April 5, 2019, there were 41,294,377 outstanding Ordinary Shares. Each Ordinary Share is entitled to one vote per share. Subject to the provisions of Israeli law and pursuant to the Articles of Association of the Company, no business may be transacted at any shareholder meeting unless a quorum is present when the meeting begins. The quorum required for a meeting of shareholders is at least two shareholders present in person or by proxy, holding in the aggregate at least one third (33 1/3%) of the issued and outstanding Ordinary Shares as of the Record Date (the “Quorum”). Abstentions will not be counted with respect to the items below, but will be counted in determining if a Quorum is present.  Broker non-votes, as defined below, are counted in determining if a Quorum is present.

All Ordinary Shares represented in person or by valid proxies received by the Company prior to the Cut-Off Date (as defined below), and not revoked, will be voted as specified in the proxies or voting instructions. Votes that are left blank will be voted as recommended by the Board. With regard to other matters that may properly come before the Meeting, votes will be cast at the discretion of the proxies.

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters.  In the event that a broker, bank, or other agent indicates on a proxy that it does not have discretionary authority to vote certain shares on a non-routine proposal, then those shares will be treated as broker non-votes.  Because Items No. 1, 2 and 3 in this proxy statement are non-routine proposals, your broker, bank or other agent will not be entitled to vote on these proposals without your instructions. Item No. 4 is a routine proposal, so your broker, bank or other agents will be entitled to vote on that proposal without your instruction. No vote is required for Item No. 5.

Any shareholder who has submitted a proxy may revoke it at any time before it is voted, by written notice addressed to and received by our Secretary, by submitting a duly executed proxy bearing a later date, but not after the Cut-Off Date, or by electing to vote in person at the Meeting. The mere presence at the Meeting of the person appointing a proxy does not, however, revoke the appointment.

We will not be able to count a proxy card unless we receive it at our principal executive offices at Z.H.R. Industrial Zone, P.O. Box 32, Rosh Pina, Israel, 1200000, or at our proxy agent, Broadridge Financial Solutions Inc. at Vote Processing, c/o Broadridge, 51 Mercedes Way Edgewood, NY 11717, in the enclosed envelope, by Saturday, May 11, 2019, at 5:00 P.M. Israel time, which is Saturday, May 11, 2019at 10:00 A.M. Eastern Time (“Cut-Off Date”). You may also vote by telephone or over the Internet on our proxy agent’s website at www.proxyvote.com until the Cut-Off Date by following the instructions included on the enclosed proxy card.

Our website address and our proxy agent’s website address are included several times in this proxy statement as a textual reference only, and the information in these websites is not incorporated by reference into this proxy statement.

ITEM NO. 1 - ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED
EXECUTIVE OFFICERS (“SAY-ON-PAY VOTE”)

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”) and related rules of the Securities and Exchange Commission (the “SEC”), we are including a separate proposal subject to shareholder vote to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers (as defined below) listed in the Summary Compensation Table as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K.  To learn more about our executive compensation, see “Compensation of Directors and Executive Officers” elsewhere in this proxy statement.

Our compensation policy for our Named Executive Officers and other officers is designed to reward high performance and innovation, to promote accountability and to ensure that executive interests are aligned with the interests of our shareholders. The following is a summary of the primary components of our Named Executive Officers’ compensation. We urge our shareholders to review the “Compensation of Directors and Executive Officers” section of this proxy statement and related compensation tables for more information.

One component of our compensation program is base compensation or salary. We design base salaries to fall within a competitive range of the companies against which we compete for executive talent. Generally, the base salary established for an individual Named Executive Officer reflects many inputs, including our Chief Executive Officer’s assessment of the Named Executive Officer’s performance, the level of responsibility of the Named Executive Officer, and competitive pay levels based on salaries paid to employees with similar roles and responsibilities at our peer group companies.

Another component of our compensation program is cash bonuses. We structure our cash bonus award program to reward Named Executive Officers for our Company’s successful performance, and for each individual’s contribution to that performance.

A third component of our compensation program is equity awards. We grant share options to our Named Executive Officers in order to align their interests with the interests of our shareholders by tying the value delivered to our Named Executive Officers to the value of our Ordinary Shares. We also believe that share option grants to our Named Executive Officers provide them with long-term incentives that will aid in retaining executive talent by providing opportunities to be compensated through the Company’s performance and rewarding executives for creating shareholder value over the long-term.

At our 2018 annual meeting of shareholders held on November 20, 2018, we provided our shareholders with the opportunity to cast a non-binding advisory vote on executive compensation. Over 86% of the votes cast on this “say-on-pay vote” were voted in favor of the proposal. We have considered the say-on-pay vote and we believe that strong support from our shareholders for the say-on-pay vote indicates that our shareholders are supportive of our approach to executive compensation. In the future, we will continue to consider the outcome of our say-on-pay votes when making compensation decisions regarding the Named Executive Officers. At our extraordinary shareholders meeting held in May 2014, our shareholders also voted in favor of the proposal to hold say-on-pay votes annually. We expect to conduct the next advisory vote at our 2020 annual meeting of shareholders.

The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our Named Executive Officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. To the extent there is any significant vote against our Named Executive Officer compensation as disclosed in this proxy statement, the Compensation Committee of our Board will evaluate whether any actions are necessary to address the concerns of shareholders.

Our Board believes that the information provided in this proxy statement demonstrates that our Named Executive Officer compensation is designed to provide incentives and rewards for both our short-term and long-term performance, and is structured to motivate the Company’s Named Executive Officers to meet our strategic objectives, thereby maximizing total return to shareholders.

Therefore, it is proposed that the following resolution be adopted at the Meeting:

“RESOLVED, to approve, on a non-binding advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion set forth in this proxy statement.”

Required Vote

The affirmative vote of a majority of the Ordinary Shares voting on the matter is required to approve this resolution, provided either (i) included in such majority is at least a majority of the Ordinary Shares of shareholders who are non-controlling1 shareholders nor having a personal interest in said resolution; or (ii) the total number of Ordinary Shares of shareholders specified in clause (i) who voted against this resolution does not exceed two percent of the voting rights in the Company. Since abstentions are not considered votes cast, they will have no effect on the outcome of this proposal. Broker non-votes will not impact the results of the vote on executive compensation, but will be counted for purposes of determining whether there is a quorum.

The Board recommends a vote FOR the approval, on a non-binding advisory basis, of the compensation of the Company’s Named Executive Officers, as described in the compensation tables and narrative discussion set forth in this proxy statement.

[1]	Under the Israeli Companies Law of 1999 (the “Companies Law”), in general, a person will be deemed to be a controlling shareholder if the person has the power to direct the activities of the Company, other than by reason of being a director or other office holder of the Company, and you are deemed to have a personal interest if any member of your immediate family (spouse, sibling, parent, grandparent or each of the foregoing with respect to your spouse or their spouse) has a personal interest in the adoption of the proposal. In addition, you are deemed to have a personal interest if a company, other than the Company, that is affiliated with you has a personal interest in the adoption of the proposal. Such company is a company in which you or a member of your immediate family serves as a director or chief executive officer, has the right to appoint a director or the chief executive officer, or owns 5% or more of the outstanding shares. You are also deemed to have a personal interest if you are voting another person’s shares pursuant to a proxy provided by a shareholder who has a personal interest in the said resolution, even if you do not have a personal interest in the said resolution.

ITEM NO. 2 - ELECTION OF A DIRECTOR

Introduction

The number of our directors is currently fixed at five with one director, Ms. Seidenberg Marks, having her term expire at the Meeting. The Board has nominated Ms. Seidenberg Marks, who currently serves as a director, to be our Director Nominee. Shareholders will be asked to elect the said Director Nominee to hold office starting on the date of the Meeting until our next General Meeting following three years from her election.

We have been advised by the Director Nominee that she is willing to be named as a nominee and is willing to serve as a director, if elected. If some unexpected occurrence should make necessary, in the discretion of the Board, the substitution of some other person for the nominee, it is the intention of the persons named in the proxy to vote for the election of such other person as may be designated by the Board.

Furthermore, as required by the Companies Law, the Director Nominee has declared in writing that she possess the requisite skills and expertise, as well as sufficient time, to perform her duties as a director of the Company.

The names of each current member of our Board, our executive officers, and their ages as of the Record Date, are as follows:

Name	Age	Position(s) Held
James Scott Medford (1)	67	Chairman of the Board of Directors
Michael Soluri (1)(2)(3)	47	Director
William C. Anderson III (1)(2)(3)	48	Director
Donna Seidenberg Marks (1)(2)(3)	63	Director
Shlomi Cohen	54	Director and Chief Executive Officer
Assaf Cohen	34	Chief Financial Officer

(1)	Independent Director under Nasdaq rules

(2)	Member of Compensation Committee

(3)	Member of Audit Committee

Directors

James Scott Medford was appointed in January 2017 as a director and as Chairman of the Board of Directors and was reelected on November 21, 2017 to serve until the general meeting of shareholders that will take place three years following his reelection. Mr. Medford has over 35 years of experience in the fields of AIDC (automatic identification and data capture), encompassing an early introduction to bar coding, wireless technology, speech recognition and RFID (Radio-Frequency Identification). From 1990 to 2006, Mr. Medford served as a Vice President at Intermec Technologies, where he developed various departments. During 2006, Mr. Medford was a partner at Genesta Partnership, which designs and deploys systems in manufacturing and logistics, where he also managed projects for Fortune 100 companies. From 2008 to 2015, Mr. Medford served as a Senior Vice President of Sales at Impinj, a manufacturer of RFID integrated circuits, devices and software. Most recently, Mr. Medford served as Chief Sales Officer at Invengo International Pte Ltd., a leading provider of RFID technology and solutions, focused on growing the American and European markets, mainly in the retail segments. Mr. Medford currently provides consulting services to numerous high-tech solution companies and investment firms and serves as Chairman of LMC, Ltd, a UK based company providing solutions to the international rail and transportation industry. Mr. Medford is also a Senior Vice President of Global Sales for Apex Supply Chain Technologies.

The Company believes Mr. Medford’s operational executive management and board experience with global companies make him suitable to serve as a director and Chairman of the Board of Directors of the Company.

Michael Soluri was appointed in January 2017 as a director and was reelected on November 21, 2017 to serve until the general meeting of shareholders that will take place three years following his reelection. Mr. Soluri is a technology sales executive with expertise in global direct IT sales within the finance, manufacturing and retail industries and the internet of things field. From 1993 to 1995, Mr. Soluri served as the Sales Director of Ameriquest Technologies, a company digitizing existing processes. From 1995 to 1997, Mr. Soluri served as the Executive Sales Director of Siemens Data Communications, where he focused on smart switching technologies and intelligent data hub markets. From 1998 to 2015, Mr. Soluri served as the Executive Manager, Global Client Services at the Imaging, Software and Solutions Division of Lexmark International, and he currently serves as the Chief Revenue Officer and Vice President of EDM Group that focuses on information management for organizations.

The Company believes Mr. Soluri’s professional and corporate experience make him suitable to serve as a director of the Company.

William C. Anderson III was elected in 2014 as a director and was reelected on November 21, 2017 to serve until the general meeting of shareholders that will take place three years following his reelection. Mr. Anderson is the founder of AmpThink LLC, a wireless solutions company focused on building large, complex, wireless networks employing different technologies including low and high frequency RFID, wireless bridging, WiFi, near field communications and Bluetooth. AmpThink has led the delivery of networks for three recent major American football sporting events. Mr. Anderson has been acting as the President of AmpThink LLC since its incorporation in 2011. Prior to AmpThink, Mr. Anderson was co-founder of Genesta, a wireless systems integrator specializing in the design and deployment of warehouse automation systems, where Mr. Anderson from 2000 to 2011 acted as Chief Technology Officer. In this position, Mr. Anderson helped create solutions for clients such as Con Edison, Frito-Lay, and Sara Lee. Mr. Anderson holds a degree in Economics and Philosophy from Boston College and a Master’s degree in Management Science from The State University of New York.

The Company believes Mr. Anderson’s qualifications including his years of experience in the high-tech industry and network solutions business, as well as his experience as Chief Technology Officer and President of private American companies, make him suitable to serve as a director of the Company.

 Donna Seidenberg Marks was elected as an External Director under the Companies Law in November 2015, effective January 1, 2016. On November 20, 2018, the term of office of Ms. Seidenberg Marks as an External Director expired pursuant to the provisions of section 5D of the Israeli Companies Regulations (Relief for Public Companies with Shares Listed for Trading on a Stock Market Outside of Israel), 5760-2000. In connection with such expiration and the previous adoption by the Company of the exemption provided in section 5D of the Israeli Companies Regulations (Relief for Public Companies with Shares Listed for Trading on a Stock Market Outside of Israel), 5760-2000, that allows the Company to follow Nasdaq Stock Market Rules with respect to appointment of independent directors and composition of audit and compensation committees (and exempts the Company from the need to elect External Directors and other requirements with respect to audit and compensation committees as more fully specified below), our Board of Directors appointed Ms. Seidenberg Marks as a director, effective November 21, 2018, to serve until the next general meeting of shareholders of the Company at which directors are being elected. Ms. Seidenberg Marks is a Certified Public Accountant with a wide variety of experience serving clients in various industries over her 38 years in the practice of public accounting. Ms. Seidenberg Marks has served as a director at the Fuoco Group, LLC, a certified public accounting firm that provides audit, tax and consulting services to its clients throughout its five locations in Florida and New York. Prior to joining the Fuoco Group, Mrs. Seidenberg Marks was the managing partner of her own firm, Donna Seidenberg, PA and served as a Managing Director at American Express Tax and Business Services (which merged into the international accounting firm of RSM International). Her practice includes performing audits, reviews, and compilations of financial statements, preparing tax returns, and rendering consulting services, including forensic accounting and expert witness testimony in mediations and litigation matters in her areas of specialization. Her experience also includes consulting on Sarbanes-Oxley implementation. Ms. Seidenberg Marks is a frequent speaker at local and national meetings of the Community Associations Institute for which she serves on its National Business Partners Council, and is a past President and Treasurer of its local chapter. Ms. Seidenberg Marks earned a B.A. in Business Administration degree in Accounting (magna cum laude) from the University of South Florida in 1978 and is a member of the Florida Institute of Certified Public Accountants.

The Company believes that Ms. Seidenberg Marks’ professional and corporate experience, as well as her knowledge and familiarity with corporate finance and accounting as an experienced Certified Public Accountant, make her suitable to serve as a director of the Company.

Shlomi Cohen was elected as a director in December 2016 to hold office until the first general meeting of the shareholders of the Company to be held following the termination of a 36-month period that commenced as of December 15, 2016. Mr. Cohen currently serves as the Company’s Chief Executive Officer. Prior to joining the Company, Mr. Cohen, served as president and Chief Executive Officer of RayV Technologies Ltd. from 2012 until it was acquired by Yahoo! in 2014. Prior to that and from 2010 to 2012, Mr. Cohen served as president of Europe Middle-East Africa for NICE Systems Ltd (Nasdaq: NICE). Mr. Cohen has also held sales positions with a number of leading technology companies, including Nokia (2007-2010), Siemens (2003-2007), BATM Advanced Communications (1998-2002) and Eldor Computers (1990-1995). Mr. Cohen holds an M.B.A. from the Bar Ilan University and a B.Sc. in mechanical engineering from the Tel-Aviv University.

The Company believes Mr. Cohen’s professional and corporate experience make him suitable to serve as a director of the Company.

Executive Officers

Shlomi Cohen was appointed by the Board in August 2015, to serve as the Company’s Chief Executive Officer. For additional information see the information set forth above.

Assaf Cohen was appointed as the Company’s Chief Financial Officer effective February 27, 2018. Prior to his appointment, Mr. Cohen served as the Company’s controller and deputy Chief Financial Officer from July 2015 and oversaw the Company’s finance department in this capacity. Prior to joining the Company, Mr. Cohen was a controller at a private company, Samgal Ltd., for a year and a half and prior to that he was a senior accountant at Ernst & Young. Mr. Cohen received a B.A. in economics and accounting from the Haifa University, and he is a Certified Public Accountant in Israel.

There are no family relationships between any of our directors or executive officers.

It is proposed that the following resolution be adopted at the Meeting:

“RESOLVED, to elect Donna Seidenberg Marks as a Director on the Board starting on the date of the Meeting until our next General Meeting following three years from her election.”

Required Vote

The affirmative vote of a majority of the Ordinary Shares voting on the matter is required to approve this resolution. Since abstentions are not considered votes cast, they will have no impact on the outcome of this proposal. Broker non-votes will not impact the results of the vote on directors’ election, but will be counted for purposes of determining whether there is a quorum.

The Board recommends a vote FOR the election of Donna Seidenberg Marks as a Director to the Board starting on the date of the Meeting until our next General Meeting following three years from her election.

ITEM NO. 3 — APPROVAL OF THE GRANT OF OPTIONS TO THE DIRECTOR NOMINEE

The Company wishes to grant to the Director Nominee options to purchase up to 30,000 Ordinary Shares of the Company under the Company’s Amended and Restated 2001 Stock Option Plan, as amended to date (the “Plan”), with an exercise price calculated according to the average closing price of the Company’s Ordinary Shares on Nasdaq during the 30 days prior to the date of grant. These options will vest over three years, commencing on the date of the election of the Director Nominee (and subject to the election of the Director Nominee), where 1/3 of the options shall vest at the end of each year following the vesting commencement date, provided that at such vesting date, the Director Nominee holds office as a director and further subject to the terms of the Plan.

Under the Companies Law, such grants are subject to shareholder approval.

It is proposed that the following resolution be adopted at the Meeting:

“RESOLVED, to approve the grant of options to purchase up to 30,000 Ordinary Shares of the Company under the Plan to Ms. Seidenberg Marks, subject to the terms specified above.”

Required Vote

The affirmative vote of a majority of the shares voting on the matter is required to approve this resolution, provided either (i) included in such majority is at least a majority of the shares of shareholders who are non-controlling2 shareholders nor having a personal interest in said resolution; or (ii) the total number of Ordinary Shares of shareholders specified in clause (i) who voted against this resolution does not exceed two percent of the voting rights in the Company. Since abstentions are not considered votes cast, they will have no effect on the outcome of this proposal. Broker non-votes will not impact the results of the vote on compensation policy, but will be counted for purposes of determining whether there is a quorum.

The Board recommends a vote FOR the approval of the grant of options to our Director Nominee, as disclosed in this proxy statement.

 2 See footnote 1 above.

ITEM NO. 4 - APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND

AUTHORIZATION OF AUDIT COMMITTEE DETERMINATION OF REMUNERATION

Our Audit Committee and Board have recommended that PwC be appointed as our independent registered public accounting firm to perform the audit of our consolidated financial statements until the 2020 annual general meeting of shareholders. As described below under “Independent Registered Public Accounting Firm – change in Independent Registered Public Accounting Firm;” we had previously engaged Somekh Chaikin, a member of KPMG International (“Somekh Chaikin”) as our principal independent registered accounting firm. PwC confirmed that they have no relationship with the Company or with any affiliate of the Company, except as auditors. A representative of PwC is not expected to be present at the Meeting.

Shareholder approval of the appointment of PwC as our independent registered public accounting firm to serve until the 2020 annual general meeting of shareholders, is required under the Companies Law. Our Audit Committee and Board believe that such appointment is appropriate and in the best interests of the Company and its shareholders. Shareholder approval is further necessary under the Companies Law in order to delegate the authority to fix the remuneration of our independent registered public accounting firm. Subject to the approval of this proposal, the Board, with the recommendation of our Audit Committee, will fix the remuneration of PwC in accordance with the volume and nature of their services to the Company.

Proposed Resolution

It is proposed that the following resolution be adopted at the Meeting:

“RESOLVED, to appoint Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, to serve as our independent registered public accounting firm until the 2020 annual general meeting of shareholders, and to authorize the Board, upon the recommendation of our Audit Committee, to determine the remuneration of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, in accordance with the volume and nature of their services."

Required Vote

The affirmative vote of a majority of the Ordinary Shares voting on the matter is required to approve this resolution. Abstentions will have no effect on the outcome of this proposal. Because this is a routine matter, there will not be any broker non-votes.

The Board recommends a vote FOR the approval of the appointment of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, as our independent registered public accounting firm to serve until the 2020 annual general meeting of shareholders, and the authorization of the Board, upon the recommendation of our Audit Committee, to determine their remuneration in accordance with the volume and nature of their services.

ITEM NO. 5 - PRESENTATION OF 2018 FINANCIAL STATEMENTS

The Company’s financial information for the year ended December 31, 2018, is contained in our Annual Report, on Form 10-K available at www.sec.gov (where the contents of the SEC’s website are not part of this proxy statement).

At the Meeting, the Company will review the audited consolidated financial statements for the year ended December 31, 2018 and will answer appropriate questions relating thereto.

No vote will be required regarding this item.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, to the best knowledge and belief of the Company, as of April 5, 2019 (unless provided herein otherwise), with respect to holdings of our Ordinary Shares by (1) each person known by us to be the beneficial owner of more than 5% of the total number of shares of our Ordinary Shares outstanding as of such date; (2) each of our directors; (3) each of our Named Executive Officers (specified below); and (4) all of our directors and our executive officers as a group.

All information with respect to the ownership of any of the below shareholders has been furnished by such shareholder and, unless otherwise indicated below, we believe that persons named in the table have sole voting and sole investment power with respect to all of the shares shown as owned, subject to community property laws, where applicable. The shares owned by the directors and executive officers include the shares owned by their family members to which such directors and executive officers disclaim beneficial ownership, as provided for below. If a shareholder has the right to acquire shares by exercising options currently exercisable or exercisable within 60 days of the date of this table, these shares are deemed outstanding for the purpose of computing the percentage owned by the specific shareholder (that is, they are included in both the numerator and the denominator), but they are disregarded for the purpose of computing the percentage owned by any other shareholder.

The information in the table below is based on 41,294,377 Ordinary Shares outstanding as of April 5, 2019. Unless otherwise indicated, the address of each of the individuals named below is: c/o On Track Innovations Inc., Z.H.R. Industrial Zone, P.O. Box 32, Rosh Pina, Israel.

Name of beneficial owner	Position	Number of Shares Beneficially Owned (*)	% of Class of Shares
William C. Anderson III (1)	Director	120,000	**
Donna Seidenberg Marks (2)	Director	50,000	**
James Scott Medford (3)	Director	20,000	**
Michael Soluri (4)	Director	10,000	**
Shlomi Cohen (5)	Chief Executive Officer	440,000	1.1%
Assaf Cohen (6)	Chief Financial Officer	25,000	**
Nehemia Itay (7)	VP of Hardware	20,000	**
Amir Eilam (8)	VP, Research & Development	18,333	**
Ye’ela Haggai-Levy	General Counsel and Corporate Secretary	-	**
All executive officers and directors as a group (6 persons)		665,000	1.6%
5% Shareholders
Jerry L. Ivy, Jr. (9)	Shareholder	4,029,475	9.8%

(*)	If a shareholder has the right to acquire shares by exercising options currently exercisable or exercisable within 60 days of the date of this table, these shares are deemed outstanding for the purpose of computing the percentage owned by the specific shareholder (that is, they are included in both the numerator and the denominator), but they are disregarded for the purpose of computing the percentage owned by any other shareholder.

(**)	Less than 1%

(1)	Includes 60,000 Ordinary Shares held by Mr. Anderson and includes options held by Mr. Anderson to purchase 60,000 Ordinary Shares currently exercisable or exercisable within 60 days of this table.

(2)	Consists of options held by Ms. Seidenberg Marks to purchase 50,000 Ordinary Shares currently exercisable or exercisable within 60 days of this table.

(3)	Includes 10,000 Ordinary Shares held by Mr. Medford and includes options held by Mr. Medford to purchase 10,000 Ordinary Shares currently exercisable or exercisable within 60 days of this table.

(4)	Includes options held by Mr. Soluri to purchase 10,000 Ordinary Shares currently exercisable or exercisable within 60 days of this table.

(5)	Includes options held by Mr. Cohen to purchase 440,000 Ordinary Shares currently exercisable or exercisable within 60 days of this table.

(6)	Includes options held by Mr. Cohen to purchase 25,000 Ordinary Shares currently exercisable or exercisable within 60 days of this table.

(7)	Consists of options held by Mr. Itay to purchase 20,000 Ordinary Shares currently exercisable or exercisable within 60 days of this table.

(8)	Consists of options held by Mr. Eilam to purchase 18,333 Ordinary Shares currently exercisable or exercisable within 60 days of this table.

(9)	Information is based solely on Schedule 13G/A filed by Mr. Ivy with the SEC on January 25, 2018. Mr. Ivy’s address is 2125 1st Ave., Seattle, WA 98121.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3 and 4, and amendments thereto, submitted to the SEC during the fiscal year ended December 31, 2018, we believe that during said year, our executive officers, directors and all persons who own more than ten percent of a registered class of our equity securities complied with all Section 16(a) filing requirements.

CORPORATE GOVERNANCE

Independent Directors

Four out of our five current directors on our Board, William C. Anderson, James Scott Medford, Donna Seidenberg Marks and Michael Soluri are independent directors as defined in SEC and Nasdaq Rules.   Shlomi Cohen serves concurrently as director and as Chief Executive Officer and is, accordingly, not considered independent.

Financial Expertise

Under the Companies Law, our Board is required to determine how many of our non-External Directors should be required to have financial and accounting expertise. In determining such number, the Board must consider, among other things, the type and size of the company and the scope and complexity of its operations. Our Board has determined that at least one director (excluding an External Director) should be required to have financial and accounting expertise. Each member of the Audit Committee of our Board has financial and accounting proficiency as defined under the Companies Law.

Board Leadership Structure

Mr. Cohen is our Chief Executive Officer, and Mr. Medford is Chairman of our Board. As Chief Executive Officer of the Company, Mr. Cohen reports to the Company’s Board. None of our independent directors serves as the lead independent director. We believe that this leadership structure is appropriate given the current size and operations of the Company.

Risk Oversight

Our Board’s role in risk oversight includes risk analysis and assessment in connection with each financial and business review, update and decision-making proposal and deliberations.

The Board’s role in our risk oversight is consistent with our leadership structure, with our Chief Executive Officer, whose performance is assessed by the Board, and other members of senior management having responsibility for assessing and managing our risk exposure, and the Board providing oversight in connection with those efforts.

The Board, including the Audit Committee and Compensation Committee, periodically reviews and assesses the significant risks to the Company. Our management is responsible for the Company’s risk management process and the day-to-day supervision and mitigation of risks. These risks include strategic, operational, competitive, financial, legal and regulatory risks. Our Board leadership structure, together with the frequent interaction between our directors and management, assists in this effort. Communication between our Board and management regarding long-term strategic planning and short-term operational practices include matters of material risk inherent in our business.

The Board plays an active role, as a whole and at the committee level in overseeing management of the Company’s risks. Each of our Board committees is focused on specific risks within their areas of responsibility, but the Board believes that the overall enterprise risk management process is more properly overseen by all of the members of the Board. The Audit Committee is responsible, among other things, for overseeing the management of financial and accounting risks, risks related to the Company’s compliance with legal and regulatory requirements, risks in regard to the independent auditor’s performance of its internal audit function, evaluation of any inadequacies in the business management of the Company and risks in related-party transactions. The Compensation Committee is responsible, among other things, for overseeing the management of risks relating to executive and employee compensation plans, incentive awards and other beneficial arrangements. While each committee is responsible for the evaluation and management of such risks, the entire Board is regularly informed through committee reports. The Board incorporates the insight provided by these reports into its overall risk management analysis.

The Board administers its risk oversight responsibilities through the Chief Executive Officer and the Chief Financial Officer, who, together with management representatives of the relevant functional areas review and assess the operations of the Company as well as operating management’s identification, assessment and mitigation of the material risks affecting our operations.

External Directors

Under the Companies Law, a company incorporated under the laws of the State of Israel with shares listed on an exchange, including Nasdaq, must appoint at least two External Directors; however, pursuant to an exemption provided under section 5D of the Israeli Companies Regulations (Relief for Public Companies with Shares Listed for Trading on a Stock Market Outside of Israel), 5760-2000, or the Exemption, a public company with securities listed on certain foreign exchanges, including Nasdaq, that satisfies the applicable foreign country laws and regulations that apply to companies organized in that country relating to the appointment of independent directors and composition of audit and compensation committees and has no controlling shareholder is exempt from the requirement to appoint External Directors or comply with the audit committee and compensation committee composition requirements under the Companies Law.

On May 25, 2017, in conjunction with the expiration of Mr. Anderson’s term as External Director, the Company adopted the Exemption and appointed William C. Anderson III as a director (who is not an External Director), effective May 26, 2017, to serve until the next general meeting of shareholders of the Company at which directors are being elected. At the general meeting of shareholders that took place on November 21, 2017, Mr. Anderson was elected to serve as director.

Ms. Seidenberg Marks, the Company’s only then remaining External Director at that time, ceased to act as an External Director on November 20, 2018 and the Board appointed Ms. Seidenberg Marks as a director (who is not an External Director), effective November 21, 2018, to serve until the next general meeting of shareholders of the Company at which directors are being elected. We are now proposing to elect Ms. Seidenberg Marks to serve as a director of the Company, as specified in Item No. 2 above.

Currently, there is no External Director sitting on the Board of Directors of the Company.

Alternate Directors

Under our current articles of association as amended and restated on December 6, 2013, each of our directors may appoint, with the agreement of the Board and subject to the provisions of the Companies Law, by written notice to us, any person to serve as an alternate director. Under the Companies Law, neither a currently serving director nor a currently-serving alternate director or any person not eligible under the Companies Law to be appointed as a director may be appointed as an alternate director. An alternate director has all the rights and duties of the director appointing him, unless the appointment of the alternate provides otherwise, and the right to remuneration. The alternate director may not act at any meeting at which the appointing director is present. Unless the time period or scope of the appointment is limited by the appointing director, the appointment is effective for all purposes but expires upon the expiration of the appointing director’s term. Currently, none of our directors has appointed any alternate directors.

Directors’ Service Contracts

Except for Mr. Cohen, who serves as the Company’s Chief Executive Officer, none of our directors have any services contracts either with us or with any of our subsidiaries, which provide for benefits upon termination of employment or service.

Board Meetings and Committees

During 2018, the Board held 5 meetings (and adopted certain resolutions by way of 2 unanimous written consents). A majority of the directors attended all of the meetings of the Board and the committees on which they served and none of our directors attended less than 75% of the meetings of the Board and the committees. Each of the directors is encouraged to attend the annual shareholder’s meeting. None of the five directors currently serving on the Board attended the 2018 annual shareholder’s meeting. Our Board has established an Audit Committee and a Compensation Committee.

Audit Committee

The current members of our Audit Committee are William C. Anderson III, Donna Seidenberg Marks and Michael Soluri. Ms. Seidenberg Marks serves as the Chairman of the Audit Committee. Our Board has determined that all of the above are independent Audit Committee members within the meaning of Nasdaq and SEC rules. Our Board has also determined that Ms. Seidenberg Marks is an “Audit Committee Financial Expert” as defined in Item 407(d)(5)(ii) of Regulation S-K under the Exchange Act and that he has the requisite experience under Nasdaq rules.

Our Audit Committee operates under a written charter that is posted on our website at http://investors.otiglobal.com.

Our Audit Committee provides assistance to our Board in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions by pre-approving the services performed by our independent accountants and reviewing their reports regarding our accounting practices and systems of internal control over financial reporting. Our Audit Committee also oversees the audit efforts of our independent accountants and takes those actions that it deems necessary to satisfy itself that the accountants are independent of management.

Under the Companies Law and Nasdaq rules, our Audit Committee is responsible for (i) determining whether there are deficiencies in the business management practices of our Company, including in consultation with our internal auditor or the independent auditor, and making recommendations to the Board to improve such practices, (ii) determining whether to approve certain related party transactions (including transactions in which an office holder has a personal interest) and whether such transaction should be deemed as material or extraordinary, (iii) where the Board approves the working plan of the internal auditor, to examine such working plan before its submission to the Board and propose amendments thereto, (iv) examining our internal controls and internal auditor’s performance, including whether the internal auditor has sufficient resources and tools to dispose of its responsibilities, (v) examining the scope of our auditor’s work and compensation and submitting a recommendation with respect thereto to our Board or shareholders, depending on which of them is considering the appointment of our auditor, and (vi) establishing procedures for the handling of employee complaints as to the management of our business and the protection to be provided to such employees. In compliance with regulations promulgated under the Companies Law, our Audit Committee also approves our financial statements, thereby fulfilling the requirement that a board committee provide such approval.

Our Audit Committee held four meetings during the fiscal year ended December 31, 2018 (and one written resolution in lieu of a meeting).

Internal Auditor

Under the Companies Law, the Board must appoint an internal auditor who is recommended by the Audit Committee. The role of the internal auditor is to examine, among other things, whether the company’s actions comply with the law and orderly business procedure. Under the Companies Law, the internal auditor may not be an office holder or an interested party, as defined below, or a relative of an office holder or an interested party, or the company’s independent accountant or the independent accountant’s representative. The Companies Law defines an “interested party” as a holder of 5% or more of the issued shares or voting rights of a company, a person or entity who has the right to designate at least one director or the general manager of the company, and a person who serves as a director or general manager. Since March 5, 2012, Mr. Gali Gana, CPA, of Rosenblum Holzman & Co., has served as our internal auditor.

Compensation Committee

The current members of our Compensation Committee are William C. Anderson III, Donna Seidenberg Marks and Michael Soluri. Mr. Anderson is the Compensation Committee’s Chairman. Our Board has determined that all Compensation Committee members are independent within the meaning of Nasdaq and SEC rules.

The Compensation Committee operates under a charter that is posted on our website at http://investors.otiglobal.com.

Under the Companies Law and Nasdaq rules, our Compensation Committee is responsible for (i) proposing office holder compensation policies to the Board, (ii) proposing necessary revisions to any compensation policy and examining its implementation, (iii) determining whether to approve transactions with respect to compensation of office holders, and (iv) determining, in accordance with office holder compensation policies, whether to exempt an engagement with an unaffiliated nominee for the position of chief executive officer from requiring shareholder approval.

Subject to the provisions of the Companies Law, compensation of executive officers is generally determined and approved by our Compensation Committee and our Board. Shareholder approval is generally required when (i) approval by our Board and our Compensation Committee is not consistent with our Amended and Restated Executive Officers Compensation Policy which was adopted by the annual meeting of shareholders on December 15, 2016, or (ii) the compensation is that of our Chief Executive Officer.  In special circumstances, our Compensation Committee and Board may approve the compensation of an executive officer (other than a director, a chief executive officer or a controlling shareholder) or approve the compensation policy despite shareholder objection. Additionally, under certain circumstances, our Compensation Committee may exempt an engagement with a nominee for the position of chief executive officer from requiring shareholders’ approval or may otherwise postpone such shareholders’ approval.

A director or executive officer may not be present when the Board discusses or votes upon the terms of his or her compensation, unless the chairman of the Board (as applicable) determines that he or she should be present to present the transaction that is subject to approval. The Chief Executive Officer may not be present during voting or deliberations regarding his or her compensation.

We may from time to time engage the services of external compensation consultants on a case by case basis, though we did not engage any such compensation consultant for the fiscal year ended December 31, 2018. All compensation consultants we have engaged are independent for the purposes of Nasdaq rules.

Our Compensation Committee held two meetings during the fiscal year ended December 31, 2018 (and adopted certain resolutions by way of two unanimous written consents).

Nominating Committee; Director Candidates

We do not have a Nominating Committee or any committees of a similar nature, nor any charter governing the nomination process. Our Board does not believe that such committees are needed for a company our size. However, our independent directors will consider shareholder suggestions for additions to our Board.

Director nominees are recommended for our Board’s selection by a majority of our independent directors in a vote in which only our independent directors participate. Under the Companies Law, our directors are elected by the general meeting of shareholders, with the recommendation of the Board. There is no formal process or policy that governs the manner in which we identify potential candidates for the Board. Historically, however, the Board has considered several factors in evaluating candidates for nomination to the Board, including the candidate’s knowledge of the Company and its business, the candidate’s business experience and credentials, and whether the candidate would represent the interests of all the Company’s shareholders as opposed to a specific group of shareholders. Diversity is not considered material in identifying nominees for directors. We do not have a formal policy with respect to our consideration of Board nominees recommended by our shareholders because we are a small company. However, our independent directors will consider shareholders suggestions for additions to our Board. A shareholder who desires to recommend a candidate for nomination to the Board should do so by writing to us at Board of Directors, c/o Company Secretary, On Track Innovations Ltd., Z.H.R. Industrial Zone, Rosh Pina, Israel, 1200000.

Deadline and Procedures for Submitting Board of Directors Nominations

Subject to our Articles of Association and the Companies Law, a shareholder wishing to nominate a candidate for election to the Board at the next Annual Meeting is required to give written notice containing the required information specified above addressed to the Board, c/o Company Secretary, On Track Innovations Ltd., Z.H.R. Industrial Zone, Rosh Pina, Israel, 1200000, of his or her intention to make such a nomination. The notice of nomination and other required information must be received by the Company no later than the time required by the Companies Law.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our directors, executive and financial officers and all of our employees. The Code of Business Conduct and Ethics is publicly available on our website at http://investors.otiglobal.com and we will provide, at no charge, a written copy thereof upon written request made to us.

Communications with the Board of Directors

Shareholders who have questions or concerns should contact the members of the Board by writing to: Board of Directors, c/o Company Secretary, On Track Innovations Ltd., Z.H.R. Industrial Zone, Rosh Pina, Israel, 1200000. All communications received in writing will be distributed to the members of the Board deemed appropriate, depending on the facts and circumstances outlined in the communication received.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the compensation earned during the years ended December 31, 2018 and 2017 by (i) our Chief Executive Officer; (ii) our Chief Financial Officer; (iii) our VP of Hardware Engineering; (iv) our VP, Research & Development; and (v) our General Counsel and Corporate Secretary. We refer to the persons listed in (i) through (v) collectively as the Named Executive Officers. Certain of these officers are included solely to comply with Israeli law.

Summary Compensation Table

		Salary	Bonus	Stock- based Awards	Non-equity Incentive Plan Compensation	All other Compensation	Total
Name and Principal Position	Year	($) (1)	($)	($) (2)	($)	($) (3)	($)
Shlomi Cohen	2018	419,524	36,351	65,000	259,550	71,479	851,904
Chief Executive Officer (4)	2017	416,917	36,302	81,000	279,526	72,548	886,293
Assaf Cohen	2018	104,754	2,643	6,000	19,861	38,385	171,643
Chief Financial Officer (5)	2017	-	-	-	-	-	-
Nehemia Itay	2018	162,629	2,033	-	19,521	43,680	227,863
VP of Hardware Engineering (6)	2017	157,809	-	-	27,251	44,575	229,635
Amir Eilam	2018	143,547	-	-	33,158	47,288	223,993
VP, Research & Development (7)	2017	141,231	-	-	25,350	48,390	214,971
Ye’ela Haggai-Levy	2018	118,029	1,752	4,500	15,889	43,046	183,216
General Counsel and Corporate Secretary (8)	2017	-	-	-	-	-	-

(1)	Salary payments which were in NIS were translated into U.S. Dollars according to the annual average exchange rate of NIS 3.59 per U.S. Dollar in 2018 and NIS 3.60 per U.S. Dollar in 2017.

(2)	The fair value recognized for the option awards was determined as of the grant date in accordance with FASB ASC Topic 718 (see Note 10B to our consolidated financial statements included in our Annual Report on Form 10-K).

(3)	This cost reflects social benefits (as required under applicable Israeli law), car expenses and termination payments.

(4)	The 2018 “All Other Compensation” of Mr. Cohen, as shown in the table above, is comprised of $20,529 of car expenses and $50,950 of social benefits. The 2017 “All Other Compensation” of Mr. Cohen, as shown in the table above, is comprised of $21,668 of car expenses and $50,880 of social benefits.

(5)	The 2018 “All Other Compensation” of Mr. Cohen, as shown in the table above, is comprised of $16,579 of car expenses and $21,806 of social benefits. In 2017, Mr. Cohen, was not a Named Executive Officer.

(6)	The 2018 “All Other Compensation” of Mr. Itay, as shown in the table above, is comprised of $17,024 of car expenses and $26,656 of social benefits. The 2017 “All Other Compensation” of Mr. Itay, as shown in the table above, is comprised of $18,334 of car expenses and $26,241 of social benefits.

(7)	The 2018 “All Other Compensation” of Mr. Eilam, as shown in the table above, is comprised of $17,024 of car expenses and $30,264 of social benefits. The 2017 “All Other Compensation” of Mr. Eilam, as shown in the table above, is comprised of $18,334 of car expenses and $30,056 of social benefits.

(8)	The 2018 “All Other Compensation” of Ms. Haggai-Levi, as shown in the table above, is comprised of $17,024 of car expenses and $26,022 of social benefits. In 2017, Ms. Haggai-Levi was not a Named Executive Officer.

All of the incumbent Named Executive Officers mentioned in the table above and our directors are entitled to acceleration of the vesting of any unvested share options and restricted shares in the event of a change of control of the Company.

 Pension, Retirement or Similar Benefit Plans

Except as required by applicable law (relating to severance payments to Israeli employees), none of our current officers or employees are entitled to receive any payments upon termination of employment.

Executive Officers Compensation Policy

In accordance with recent requirements and limitations set forth in the Companies Law, we adopted a Compensation Policy in 2013, which was thereafter amended by our Compensation Committee of the Board, approved by our Board and recommended to our shareholders and approved thereby at our annual general meeting held on December 15, 2016.

The Compensation Policy sets rules and guidelines with respect to our compensation strategy for executive officers, and is designed to provide for the retention of, and to attract, highly qualified executives. The Policy is designed to balance competitive compensation of executive officers with our financial resources, while creating appropriate incentives considering, inter alia, risk management factors arising from our business, executive compensation benchmarks used in the industry, our size (including without limitation, sales volume and number of employees), the nature of our business and our then-current cash flow situation, in order to promote our long-term goals, work plan, policies and the interests of our shareholders.

The Compensation Policy is designed to allow us to create a full compensation package for each of our executives based on common principles. With respect to variable compensation components, the Compensation Policy is designed to allow us to consider each executive’s contribution in achieving our short-term and long-term strategic goals and in maximizing its profits from a long-term perspective and in accordance with the executive’s position.

The Compensation Policy further provides for an annual performance bonus payable to executive officers. The payment of such bonus is tied to long-term corporate performance, rather than short-term stock market performance. Bonuses are paid in accordance with specific performance targets and based, among others, upon the following factors: (i) the Company’s achievement of certain financial performance metrics, consisting of annual revenue targets, EBITDA target, each based on our annual budget; (ii) achievement by the respective executive of certain predetermined objectives; and (iii) other discretionary considerations, taking into account tangible and intangible performance factors, including the executive’s relative contribution to the Company.

Bonus payments shall not exceed, in the case of a Chief Executive Officer, an aggregate amount equivalent to twelve months’ base salary, and for other executive officers, an aggregate amount equivalent to nine months’ base salary of the respective executive.

Employment Agreements

We maintain written employment and related agreements with all of our current executive officers. These agreements provide for monthly salaries and contributions by us to executive insurance and vocational studies funds. The employment agreements of certain executive officers provide for the achievement of an annual bonus, as described above. In addition, we may decide to grant our executive officers share options from time to time. All of our executive officers’ employment and related agreements contain provisions regarding noncompetition, confidentiality of information and assignment of inventions. The enforceability of covenants not to compete in Israel is unclear.

We have the following written agreements and other arrangements concerning compensation with our current executive officers:

(1)	Agreement with Shlomi Cohen. We have an employment agreement with Mr. Cohen, which provides that Mr. Cohen will serve as Chief Executive Officer of the Company and our subsidiaries, in consideration of a monthly gross salary (currently NIS 119,790; NIS 108,900 in 2018) and other standard benefits. Mr. Cohen also receives grants of options to purchase up to 100,000 ordinary shares on an annual basis to promote retention and as an incentive, subject to vesting requirements. The issuance of such options is subject to the discretion and approval of both our Compensation Committee of the Board and the Board. According to the employment agreement, Mr. Cohen is eligible to receive an annual bonus in an amount up to 12 months’ gross base salary. The employment agreement is for an unlimited duration, provided that each party may terminate it without cause upon serving the other party a written notice of six months, prior to termination.

(2)	Agreement with Assaf Cohen. We have an employment agreement with Mr. Cohen, which provides that Mr. Cohen will serve as Chief Financial Officer of the Company and our subsidiaries, in consideration of a monthly gross salary (currently NIS 35,000; NIS 30,000 in 2018) and other standard benefits. Mr. Cohen also receives grants of options on an annual basis to promote retention and as an incentive, subject to vesting requirements. The issuance of such options is subject to the discretion and approval of both the Company’s Compensation Committee and the Board of Directors. According to the employment agreement, Mr. Cohen is eligible to receive an annual bonus in an amount up to 4 months’ gross base salary. The employment agreement is for an unlimited duration, provided that each party may terminate it without cause upon serving the other party a written notice of three months, prior to termination.

Outstanding Equity Awards at Fiscal Year-End

The following table shows options to purchase our Ordinary Shares outstanding on December 31, 2018, held by each of our Named Executive Officers.

Number of Securities Underlying Unexercised
	Option Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price($)	Option expiration date
Shlomi Cohen (1)	200,000	-	$0.75	11/02/2020
	26,667	13,333	$0.44	02/14/2021
	66,667	33,333	$0.84	03/22/2021
	33,333	66,667	$1.58	02/06/2022
	-	100,000	$1.33	01/01/2023
Assaf Cohen (2)	10,000	-	$0.74	11/11/2020
	10,000	5,000	$1.07	11/30/2021
	5,000	10,000	$1.21	11/28/2022
	-	20,000	$0.84	11/27/2023
Nehemia Itay (3)	10,000	-	$2.36	05/13/2019
	10,000	5,000	$1.07	11/30/2021
Amir Eilam (4)	5,000	-	$1.68	01/01/2020
	13,333	6,667	$1.07	11/30/2021
Ye’ela Haggai-Levy (5)	-	15,000	$0.84	11/27/2023

(1)	On November 2, 2015, 200,000 options were granted to Mr. Cohen under the 2001 Stock Option Plan, as amended, or the 2001 Plan. The options vest in three equal annual installments, commencing July 31, 2016. On February 14, 2016, 40,000 options were granted to Mr. Cohen under the 2001 Plan. The options vest in three equal annual installments, commencing February 3, 2017. On March 22, 2016, 100,000 options were granted to Mr. Cohen under the 2001 Plan. The options vest in three equal annual installments, commencing March 22, 2017. On February 6, 2017, 100,000 options were granted to Mr. Cohen under the 2001 Plan. The options vest in three equal annual installments, commencing February 6, 2018. On January 1, 2018, 100,000 options were granted to Mr. Cohen under the 2001 Plan. The options vest in three equal annual installments, commencing January 1, 2019.

(2)	On November 11, 2015, 10,000 options were granted to Mr. Cohen under the 2001 Plan. The options vest in three equal annual installments, commencing November 11, 2016. On November 30, 2016, 15,000 options were granted to Mr. Cohen under the 2001 Plan. The options vest in three equal annual installments, commencing November 30, 2017. On November 28, 2017, 15,000 options were granted to Mr. Cohen under the 2001 Plan. The options vest in three equal annual installments, commencing November 28, 2018. On November 27, 2018, 20,000 options were granted to Mr. Cohen under the 2001 Plan. The options vest in three equal annual installments, commencing November 27, 2019.

(3)	On May 13, 2014, 10,000 options were granted to Mr. Itay under the 2001 Plan. The options vest in three equal annual installments, commencing May 13, 2015. On December 15, 2016, 15,000 options were granted to Mr. Itay under the 2001 Plan. The options vest in three equal annual installments, commencing November 30, 2017.

(4)	On January 1, 2015, 15,000 options were granted to Mr. Eilam under the 2001 Plan, out of which 10,000 options were exercised by Mr. Eilam as of December 31, 2018. The options vest in three equal annual installments, commencing January 1, 2016. On December 15, 2016, 20,000 options were granted to Mr. Eilam under the 2001 Plan. The options vest in three equal annual installments, commencing November 30, 2017.

(5)	On November 27, 2018, 15,000 options were granted to Ms. Haggai-Levy under the 2001 Plan. The options vest in three equal annual installments, commencing November 27, 2019.

Director Compensation for 2018

The following table provides information regarding compensation earned by, awarded or paid to each person for serving as a director who was not a Named Executive Officer during the fiscal year ended December 31, 2018:

Name	Fees Earned or Paid in Cash ($) (1)	Option Awards ($)	Total ($)
William C. Anderson III	29,879	-	25,456
Donna Seidenberg Marks	25,456	-	25,456
James Scott Medford	21,786	-	21,786
Michael Soluri	25,456	-	25,456

(1)	This column represents the sums that our non-executive directors received according to the Israeli regulations as an annual fee as well as for attending Board and Board committee meetings.

As of December 31, 2018, our directors held options to purchase our Ordinary Shares as follows:

Name	Aggregate number of shares Underlying stock options
William C. Anderson III	80,000
Donna Seidenberg Marks	50,000
James Scott Medford	30,000
Michael Soluri	30,000

We reimburse our directors for expenses incurred in connection with attending board meetings and committee meetings and provide the following compensation for directors: annual compensation of $17,692; meeting participation fees of $917 per in-person meeting; meeting participation by telephone of $550 per meeting; and $458 per written resolution.

Our executive directors do not receive additional separate compensation for their service on the Board or any committee of the Board. During 2018, our non-executive directors were reimbursed for their expenses for each board meeting, and committee meeting attended and in addition received the foregoing compensation with respect to attendance at such meetings. The aggregate amount paid by us to our non-executive directors for their service during 2018 was $99,904.

See “Security Ownership of Certain Beneficial Owners and Management” for information on beneficial ownership of our shares by our directors and executive officers. We have no outstanding loans to any of our directors or executive officers.

Certain Relationships and Related Transactions, and Director Independence

Our policy is to enter into transactions with related parties on terms that are on the whole no less favorable to us than those that would be available from unaffiliated parties at arm’s length.

Agreements with Directors and Officers

We have entered into employment agreements with all of our executive officers as mentioned above and indemnification agreements with all of our executive officers and directors. In addition, we have granted options to purchase our Ordinary Shares to our directors and executive officers, as mentioned elsewhere in this proxy statement.

Other than described above, none of our directors, executive officers or shareholders holding more than 5% of our outstanding shares, or members of any such person’s immediate family, has any relationship with the Company besides serving as directors or executive officers.

Our Board has determined that Ms. Seidenberg Marks, Mr. Anderson and Mr. Soluri qualify as independent directors under Nasdaq Stock Market Rules and as Audit Committee independent directors under the Nasdaq Stock Market Rules.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Change in Independent Registered Public Accounting Firm

We have previously engaged Somekh Chaikin, as our principal independent registered public accounting firm until the 2019 annual general meeting.

On April 3, 2019 (the “Dismissal Date”), we decided not to re-appoint Somekh Chaikin as our independent registered public accounting firm. The dismissal of Somekh Chaikin was approved by the audit committee after considering all relevant facts, and without detracting from the audit committee’s appreciation for the work of Somekh Chaikin. The dismissal was made without conducting a hearing to Somekh Chaikin, who waived this right granted to them under the Companies Law.  Under Item No. 4 above, we are seeking shareholder approval to appoint PwC until our 2020 annual general meeting.

Under Israeli law, our shareholders annually approve the audit committee’s and Board’s recommendation of the independent registered accounting firm. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, including the financial statements audited by Somekh Chaikin, was filed with the SEC on March 25, 2019 and, thus, Somekh Chaikin has concluded its required services to us for fiscal 2018.

Somekh Chaikin’s report on our financial statements for the fiscal year ended December 31, 2018 contained no adverse opinion or a disclaimer of opinion, and was not modified as to uncertainty, audit scope, or accounting principle.

During the two most recent fiscal years ended December 31, 2018 and the subsequent interim period through the Dismissal Date, there were no (i) disagreements with Somekh Chaikin on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements if not resolved to the satisfaction of Somekh Chaikin, would have caused Somekh Chaikin to make reference thereto in their report on the financial statements for such years, or (ii) reportable events (as defined in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

In accordance with paragraph (a)(3) of Item 304 of Regulation S-K, we provided Somekh Chaikin with a copy of the disclosures set forth above prior to the filing of our Current Report on Form 8-K that was filed with the SEC on April 8, 2019. We requested that Somekh Chaikin furnish a letter addressed to the SEC stating whether it agrees with the above statements. A copy of Somekh Chaikin’s letter is attached as an exhibit to our Current Report on Form 8-K filed with the SEC on April 8, 2019.

Report of the Audit Committee

Our Audit Committee is generally responsible for the oversight of our independent auditors’ work. The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services, as further described below. The Audit Committee sets forth the basis for its pre-approval in detail, listing the particular services or categories of services which are pre-approved, and setting forth a specific budget for such services. Additional services may be pre-approved by the Audit Committee on an individual basis. Once services have been pre-approved, our independent registered public accounting firm and our management then report to the Audit Committee on a periodic basis regarding the extent of services actually provided in accordance with the applicable pre-approval, and regarding the fees for the services performed.

Our Audit Committee pre-approved all audit and non-audit services provided to us and to our subsidiaries during the periods listed below. The Audit Committee approves discrete projects on a case-by-case basis that may have a material effect on our operations and also considers whether proposed services are compatible with the independence of the independent auditors.

Pursuant to our pre-approval policy, the Audit Committee pre-approves and delegates to our Chairman of the Board the authority to approve the retention of ad-hoc audit and non-audit services from our independent auditors, beyond the scope approved by the Audit Committee as part of the annual audit plan.

Principal Accountant Fees and Services

The following fees were billed by Somekh Chaikin and affiliate firms for professional services rendered thereby for the years ended December 31, 2018 and 2017 (in thousands):

	2018	2017
Audit Fees (1)	$171	$179
Audit-Related Fees (2)	4	-
Tax Fees (3)	$16	$19
All Other Fees (4)	-	-
Total	$191	$198

(1)	The audit fees for the years ended December 31, 2018 and 2017, are the aggregate fees billed or billable (for the year) for the professional services rendered for the audits of our 2018 and 2017 annual consolidated financial statements, review of consolidated quarterly financial statements of 2018 and 2017, and services that are normally provided in connection with statutory audits of us and our subsidiaries, consents and assistance with review of documents filed with the SEC.

(2)	Audit-related fees for fiscal year 2018 consisted primarily of agreed upon procedures reports.

(3)	Tax fees are the aggregate fees billed (in the year) for professional services rendered for tax compliance and tax advice other than in connection with the audit.

(4)	No Other Fees were incurred.

SHAREHOLDER PROPOSALS FOR 2020 ANNUAL MEETING

Shareholders who wish to present proposals appropriate for consideration at our 2020 Annual Meeting of Shareholders (the “2020 Annual Meeting”) must submit the proposal in proper form consistent with our Articles of Association and applicable law to us at our address as set forth on the first page of this proxy statement and in accordance with the applicable regulations under Rule 14a-8 of the Exchange Act by December 10, 2019 , in order for the proposal to be considered for inclusion in our proxy statement and form of proxy relating to the 2020 Annual Meeting. Shareholders who wish to present proposals appropriate for consideration at the 2020 Annual Meeting outside of Rule 14a-8 must submit the proposal in proper form consistent with our Articles of Association and applicable law to us at our address as set forth on the first page of this proxy statement by February 25, 2020 in order for the proposal to be considered for inclusion in our proxy statement and form of proxy relating to the 2020 Annual Meeting. Any such proposals should contain the name and record address of the shareholder, the number of Ordinary Shares beneficially owned as of the record date established for the meeting, a description of, and reasons for, the proposal and all information that would be required to be included in the proxy statement file with the SEC if such shareholder was a participant in the solicitation subject to Section 14 of the Exchange Act. The proposal, as well as any questions related thereto, should be directed to our Secretary.

If a shareholder submits a proposal after the last date applicable under our Articles of Association and applicable law but still wishes to present the proposal at our 2020 Annual Meeting (but not in our proxy statement), the proposal, which must be presented in a manner consistent with our Articles of Association and applicable law, must be submitted to our Secretary in proper form at the address set forth above so that it is received by our Secretary no later than seven days after notice for such meeting.

We did not receive notice of any proposed matter to be submitted by shareholders for a vote at this Meeting and, therefore, in accordance with Exchange Act Rule 14a-4(c) any proxies held by persons designated as proxies by our Board and received in respect of this Meeting will be voted in the discretion of our management on such other matter which may properly come before the Meeting.

SHAREHOLDERS SHARING THE SAME ADDRESS

Only one set of proxy materials may be delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders. The Company will deliver promptly upon written or oral request a separate copy of the proxy materials to a shareholder at a shared address to which a single copy of the documents was delivered. Requests for additional copies should be directed to the Company’s Secretary, Ms. Ye’ela Haggai-Levy, by e-mail addressed to yeela@otiglobal.com, by mail addressed to c/o Company Secretary, On Track Innovations Ltd., Z.H.R. Industrial Zone, Rosh Pina, Israel, 1200000, or by telephone at +011 972-4-6868000. Shareholders sharing an address and currently receiving a single copy may contact the Secretary as described above to request that multiple copies be delivered in future years. Shareholders sharing an address and currently receiving multiple copies may request delivery of a single copy in future years by contacting the Secretary as described above.

OTHER MATTERS

As of the date of this proxy statement, our management knows of no matter not specifically described above as to any action which is expected to be taken at the Meeting. The persons named in the enclosed proxy, or their substitutes, will vote the proxies, insofar as the same are not limited to the contrary, in their best judgment, with regard to such other matters and the transaction of such other business as may properly be brought at the Meeting.

PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE AND NOT LATER THAN SATURDAY, MAY 11, 2019, AT 5:00 P.M. ISRAEL TIME (10:00 A.M. EASTERN TIME) IN THE ENCLOSED RETURN ENVELOPE.  A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

By Order of the Board of Directors

/s/ Ye’ela Haggai-Levy
Adv. Ye’ela Haggai-Levy
General Counsel and Secretary

Rosh Pina, Israel

April 8, 2019

ON TRACK INNOVATIONS LTD. Z.H.R. INDUSTRIAL ZONE P.O. BOX 32 ROSH PINA, ISRAEL 1200000

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until Saturday, May 11, 2019 at 5:00 P.M. Israel Time, which is Saturday, May 11, 2019 at 10:00 A.M. Eastern Time (“Cut-Off Date”). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until the Cut-Off Date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it no later than the Cut-Off Date in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. You may also return the signed and dated proxy card to our principal executive offices at Z.H.R. Industrial Zone, P.O. Box 32, Rosh Pina, Israel 1200000 no later than the Cut-Off Date.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ON TRACK INNOVATIONS LTD.

The Board of Directors recommends you vote FOR proposals 1, 2, 3 and 4.

1.	To consider and approve by a non-binding advisory vote, the compensation of our named executive officers as described in the accompanying proxy statement.	For ☐	Against ☐	Abstain ☐

1a.	Please mark YES if you are a controlling shareholder or have a personal interest in resolution 1 above, as such terms are defined in the proxy statement of the company. Please mark NO if you are not. IF YOU DO NOT MARK ONE OF THE BOXES YOU WILL BE DEEMED TO BE A CONTROLLING SHAREHOLDER AND/OR HAVE A PERSONAL INTEREST IN THE SAID RESOLUTION.	Yes ☐	No ☐

2.	To elect Donna Seidenberg Marks (the “Director Nominee”) to serve as a director of the Company as described in the accompanying proxy statement.	For ☐	Against ☐	Abstain ☐

3.	To approve a grant of options to the Director Nominee as described in the accompanying proxy statement.	For ☐	Against ☐	Abstain ☐

3a.	Please mark YES if you are a controlling shareholder or have a personal interest in resolution 3 above, as such terms are defined in the proxy statement of the company. Please mark NO if you are not. IF YOU DO NOT MARK ONE OF THE BOXES YOU WILL BE DEEMED TO BE A CONTROLLING SHAREHOLDER AND/OR HAVE A PERSONAL INTEREST IN THE SAID RESOLUTION.	Yes ☐	No ☐

4.	To appoint Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, as our independent registered public accounting firm until the 2020 annual meeting of shareholders, and to authorize the Company’s board of directors, upon the recommendation of our Audit Committee, to determine the remuneration of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited in accordance with the volume and nature of their services.	For ☐	Against ☐	Abstain ☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com.

A copy of the Notice and Proxy Statement are also available at the On Track Innovations Ltd. website at

http://www.otiglobal.com/agm

If you have not voted by phone or internet, please sign, date and mail your proxy card in the envelope provided as soon as possible.

ON TRACK INNOVATIONS LTD.

Annual Meeting of Shareholders

May 14, 2019

THE FOLLOWING PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
ON TRACK INNOVATIONS LTD.

The undersigned shareholder of On Track Innovations Ltd. (the “Company”) hereby appoints Shlomi Cohen and Assaf Cohen, or either of them, as proxy and attorney of the undersigned, for and in the name(s) of the undersigned, to attend the Annual Meeting of Shareholders of the Company (the “Shareholders Meeting”) to be held at the Company’s offices at Z.H.R. Industrial Zone, Rosh Pina, Israel on Tuesday, May 14, 2019, at 5:00 p.m., Israel Time, and any adjournment thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the Shareholders Meeting with all powers possessed by the undersigned if personally present at the Shareholders Meeting, including, without limitation, to vote and act in accordance with the instructions set forth on the reverse side. The undersigned hereby acknowledges receipt of the Notice of an Annual Meeting of Shareholders and revokes any proxy heretofore given with respect to such meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE. IF THIS PROXY CARD IS EXECUTED BUT NO INSTRUCTION IS GIVEN WITH RESPECT TO PROPOSALS NO. 1, 2, 3 AND 4 SPECIFIED HEREIN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” PROPOSALS NO. 1, 2, 3 AND 4.

Continued and to be signed on the reverse side